--------------------------------------------------------------------------------


                          (GREAT LAKES POWER INC. LOGO)

                        ANNUAL FILING OF REPORTING ISSUER
                                    (FORM 28)


--------------------------------------------------------------------------------

                                 MARCH 31, 2003

                        ANNUAL FILING OF REPORTING ISSUER

                                    (FORM 28)



NAME OF REPORTING ISSUER

Great Lakes Power Inc. (the "Corporation").


JURISDICTION UNDER WHICH INCORPORATED, ORGANIZED OR CONTINUED

The Corporation was formed under the laws of Ontario by Articles of Amalgamation dated March 2, 2001 through the amalgamation of Great Lakes Power Inc., a public company continued in Ontario, and 1458103 Ontario Limited, a private subsidiary of Brascan Corporation ("Brascan").


FINANCIAL YEAR END

December 31.


VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As of March 31, 2003, the Corporation had outstanding 101,383,135 fully paid and non-assessable Common Shares. Each holder of Common Shares, at a meeting of the Shareholders, is entitled to one vote for each Share.

To the knowledge of the directors and officers of the Corporation, the only persons who or corporations which beneficially own, directly or indirectly, or exercise control or direction over Common Shares carrying more than 10% of the voting rights attached to shares of the Corporation, the approximate number of the shares so owned, controlled or directed by each, and the percentages of voting shares of the Corporation represented by such shares are:

                                                                                  Approximate Percentage
Name                                           Number of Common Shares              of Common Shares
----                                           -----------------------            ----------------------
Brascan Corporation ("Brascan")                      84,383,135                          83.2%
(including private subsidiaries)
Toronto, Ontario

--------------------------------------------------------------------------------------------------------
GLP NT Corporation ("GLP NT")                        17,000,000                          16.8%
(including private subsidiaries)
Toronto, Ontario

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Brascan is a public company, which operates in the real estate , power generation and financial sectors, with other investments in the resource sector. Brascan's Class A Limited Voting Shares are listed on the Toronto and New York stock exchanges.

GLP NT is an investment holding company whose major asset is its indirect shareholding in the Corporation. Its Class A non-voting retractable shares are listed on the Toronto Stock Exchange. The Corporation is advised that Brascan and its affiliates own 74.5% of the Class A non-voting retractable shares of GLP NT.

DIRECTORS

The following table sets out the names of the ten directors of the Corporation as at March 31, 2003, along with all major positions and offices in the Corporation or its major affiliates held by each of them, their principal occupation or employment and the year in which they were first elected as a director of the Corporation or a predecessor company. As of March 31, 2003, none of the directors listed below owned, directly or indirectly, any of the Common Shares of the Corporation.

Name, Municipality of Residence,                                                      Year Became
Office and Principal Occupation                                                       Director(b)
--------------------------------                                                      -----------
JOHN E. BAHEN, King City, Ontario                                                        1997
Corporate Director
-------------------------------------------------------------------------------------------------
ALEX G. BALOGH(a), Oakville, Ontario                                                     1998
Chairman of the Board and Director of Falconbridge Limited,
a natural resources company
-------------------------------------------------------------------------------------------------
JACK L. COCKWELL, Toronto, Ontario                                                       1980
Group Chairman and Director of Brascan, a real estate, power generation and financial services company
-------------------------------------------------------------------------------------------------
RONALD J. DANIELS, Toronto, Ontario                                                      2000
Dean, Faculty of Law, University of Toronto
-------------------------------------------------------------------------------------------------
ROBERT A. DUNFORD, Aurora, Ontario                                                       1980
Corporate Director
-------------------------------------------------------------------------------------------------
HARRY A. GOLDGUT, Thornhill, Ontario                                                     1997
Co-Chairman and Chief Executive Officer of the Corporation;
and Chief Executive Officer, Power Operations of Brascan
-------------------------------------------------------------------------------------------------
J. BRUCE FLATT, Toronto, Ontario                                                         2003
President and Chief Executive Officer and Director of Brascan
-------------------------------------------------------------------------------------------------
EDWARD C. KRESS, Toronto, Ontario                                                        1991
Chairman of the Corporation; and Executive Vice-President of Brascan
-------------------------------------------------------------------------------------------------
SIDNEY A. LINDSAY(a), Toronto, Ontario                                                   1991
President of Lindsay Consultants, a financial consulting firm
-------------------------------------------------------------------------------------------------
GEORGE S. TAYLOR(a), St. Mary's, Ontario                                                 1984
Corporate Director and a Director of Brascan
-------------------------------------------------------------------------------------------------

(a)  Member of the Audit Committee

(b) Indicates year first elected as a director of the Corporation or a predecessor company


--------------------------------------------------------------------------------
2  GREAT LAKES POWER INC.

--------------------------------------------------------------------------------


All of the persons named in the preceding table were appointed members of the board of directors of the Corporation on April 16, 2002, except for Mr. J. Bruce Flatt, who was appointed to the board in February 2003. Mr. Flatt is President and Chief Executive Officer of Brascan, a position he has held since February 2003, prior to which he was President and Chief Executive Officer of Brookfield Properties Corporation, a real estate company. Each director holds office until the next annual meeting of shareholders of the Corporation or until a successor is appointed.

EXECUTIVE COMPENSATION

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The senior management of the Corporation, as at March 31, 2003, consists of five executive officers: Edward C. Kress, Chairman; Harry A. Goldgut, Co-Chairman and Chief Executive Officer; Richard Legault, President and Chief Operating Officer; Colin L. Clark, Senior Vice-President, Generation, and Laurent Cusson, Senior Vice-President, Marketing (collectively, the "Named Executive Officers"). Messrs. Kress and Goldgut are also employees of Brascan and are remunerated by that company. Messrs. Legault and Cusson are employed by a subsidiary of the Corporation, Brascan Energy Marketing Inc.("BEMI"), and receive their remuneration from BEMI. Mr. Clark is employed by a subsidiary of the Corporation, Great Lakes Power Limited ("GLPL"), as its Chief Executive Officer and receives his remuneration from GLPL.

The following table sets forth all compensation received by the Named Executive Officers from the Corporation, its predecessors and its affiliates over the past three years.

SUMMARY COMPENSATION TABLE
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                                                                       ANNUAL COMPENSATION
                                                      ---------------------------------------------------
Name and Principal Position                           Year            Salary ($)               Bonus ($)
---------------------------                           ----            ----------               ---------
EDWARD C. KRESS                                       2002             290,000                   80,000
Chairman                                              2001             290,000                   80,000
                                                      2000             285,000                   80,000
----------------------------------------------------------------------------------------------------------

HARRY A. GOLDGUT                                      2002             260,000                  100,000
Co-Chairman and Chief Executive Officer               2001             255,000                   90,000
                                                      2000             245,000                   80,000
----------------------------------------------------------------------------------------------------------

RICHARD LEGAULT                                       2002             260,000                  100,000
President and Chief Operating Officer                 2001             235,000                   90,000
                                                      2000             175,000                   80,000

----------------------------------------------------------------------------------------------------------

COLIN L. CLARK                                        2002             165,000                   75,000
Senior Vice-President, Generation                     2001             150,000                   50,000
                                                      2000             125,000                   32,500
----------------------------------------------------------------------------------------------------------

LAURENT CUSSON                                        2002             160,000                   60,000
Senior Vice-President, Marketing                      2001             150,000                   50,000
                                                      2000             110,000                   64,000

----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                 ANNUAL REPORTING ISSUER FORM  3

--------------------------------------------------------------------------------


As no remuneration is paid directly by the Corporation to its officers, the Corporation does not have a compensation committee. The executive compensation policies of Brascan are set out in that company's Management Information Circular dated March 1, 2003. The following is a summary of the executive compensation policies of BEMI and GLPL (collectively the "subsidiaries").

SUBSIDIARY EXECUTIVE COMPENSATION POLICIES

The Chief Financial Officer of the Corporation, in conjunction with the Chief Executive Officers of the subsidiaries, has primary responsibility for making recommendations for approval by the subsidiaries' boards of directors with respect to the appointment of executive officers of those companies. The Chief Executive Officer of the Corporation, in conjunction with other board members of the subsidiaries, also has primary responsibility for determining the review, design and competitiveness of their compensation plans.

The key components of the subsidiaries' executive officer compensation are base salary, short-term incentive plans and retirement security. Base salaries are based on individual performance, responsibility and experience to ensure that they reflect the contribution of each officer. Short-term incentives are designed to provide an amount of variable compensation which is linked to individual and business performance. The subsidiaries' short-term incentive program consists of the allocation of a bonus pool from time to time to recognize exceptional performance.

The subsidiaries have registered defined benefit and defined contribution plans, which provide its employees, upon their normal retirement age of 65 years, with a lifetime pension and a survivor pension of 60% of the employee's pension. Pensions under the defined benefit plan are equal to the product of 2% of the employee's highest five-year average annual eligible earnings less 0.7% of the average of the prior three years of earnings not in excess of the Year's Maximum Pensionable Earnings, multiplied by his or her years of credited service. The pension benefit is subject to the Canada Customs and Revenue Agency maximum, which is currently $1,722.22 times years of credited service. Messrs. Cusson and Legault participate in BEMI's defined benefit plan. Mr. Clark participates in GLPL's defined contribution plan.

DIRECTORS' COMPENSATION

Directors of the Corporation who are not employees of the Corporation, its subsidiaries or Brascan receive an annual fee of $10,000 plus $800 for each board meeting and each committee meeting attended in person or $350 if attended by telephone. Committee chairs receive an annual fee of $1,000, plus $800 for each committee meeting attended in person or $350 if attended by telephone. Payments are made quarterly. During 2002, the Corporation paid $61,250 to five directors in their capacities as directors of the Corporation. In addition, directors are also reimbursed for travel and other out-of-pocket expenses incurred in attending directors' or committee meetings.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation carries insurance coverage with an annual policy limit of $10,000,000 subject to a corporate deductible of $500,000 per loss. Under this insurance coverage, the Corporation and certain of its associated companies (collectively, the "Organization") are reimbursed for payments made to directors or officers of the Organization required or permitted by law or under provisions of the by-laws of the companies within the Organization as indemnity for loss, including legal costs, arising from acts, errors or omissions done or committed by officers and directors in the course of their duties as such. This policy also provides coverage to individual directors and officers if they are not indemnified by the Organization and is subject to a deductible of $5,000 per person or a maximum deductible of $25,000 per

--------------------------------------------------------------------------------
4  GREAT LAKES POWER INC.

--------------------------------------------------------------------------------


loss. The insurance coverage for directors and officers has certain exclusions including, but not limited to, exclusions for those acts which result in personal profit or advantage to which the insureds were not legally entitled and for libel and slander, some of which exclusions are covered under other insurance policies. The aggregate premiums paid in 2002 in respect of this policy were $24,000.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

As at March 31, 2003, no officer, director or employee or former officer, director or employee of the Corporation or its subsidiaries is or has been indebted to the Corporation or its subsidiaries (other than "routine indebtedness" under applicable Canadian securities laws) at any time since January 1, 2002.

INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

No director or senior officer of the Corporation and, to the knowledge of the directors and senior officers of the Corporation, after reasonable inquiry, none of their respective associates nor any person who beneficially owns or exercises control or discretion over more than 10% of the outstanding Shares, has any interest in any material contract to which the Corporation is a party.

AUDITOR OF THE REPORTING ISSUER

The auditor for the Corporation is Deloitte & Touche LLP, Chartered Accountants, Toronto, Canada.

DIRECTORS' APPROVAL

The contents of this Annual Filing of Reporting Issuer have been approved by the directors of the Corporation.



                                            (Signed)


Toronto, Canada                             Alan V. Dean
March 31, 2003                              Vice President and Secretary




--------------------------------------------------------------------------------
                                                 ANNUAL REPORTING ISSUER FORM  5